Exhibit 99.4

SCAN TO
VIEW MATERIALS & VOTE

*BERKSHIRE HILLS BANCORP, INC.*
*C/O BROADRIDGE*
*P.O. BOX 1342*
*BRENTWOOD, NY 11717*

**VOTE BY INTERNET**
*Before The Meeting* - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 20, 2025 for shares held directly and by 11:59 p.m. Eastern Time on May 14, 2025 for shares held in an Employee Stock Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

*During The Meeting* - Go to **www.virtualshareholdermeeting.com/BHLB2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 20, 2025 for shares held directly and by 11:59 p.m. Eastern Time on May 14, 2025 for shares held in an Employee Stock Plan. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V64489-S09231

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

**BERKSHIRE HILLS BANCORP, INC.**

**The Board of Directors recommends you vote FOR each Proposal.**

| | | For | Against | Abstain |
|---|---|---|---|---|
| 1. | A proposal to approve the issuance of Berkshire Hills Bancorp, Inc. ("Berkshire") common stock to holders of Brookline Bancorp, Inc. ("Brookline") common stock pursuant to the Agreement and Plan of Merger, dated as of December 16, 2024, by and among Berkshire, Commerce Acquisition Sub, Inc. (the "Merger Sub"), and Brookline (the "Merger Agreement"), pursuant to which the Merger Sub will merge with and into Brookline, immediately followed by the merger of Brookline with and into Berkshire (the "Berkshire Share Issuance Proposal"). | ☐ | ☐ | ☐ |
| 2. | A proposal to approve an amendment to Berkshire's Certificate of Incorporation to increase the number of authorized shares of common stock of the surviving corporation (the "Berkshire Certificate of Incorporation Amendment Proposal"). | ☐ | ☐ | ☐ |
| 3. | A proposal to approve the Berkshire Hills Bancorp, Inc. 2025 Stock Option and Incentive Plan (the "Berkshire Equity Plan Proposal"). | ☐ | ☐ | ☐ |

4. To elect as directors the nominees named in the Joint Proxy Statement/Prospectus each to serve a one-year term or until their successors are duly elected and qualified.

| For All | Withhold All | For All Except |
|---|---|---|
| ☐ | ☐ | ☐ |

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

______________________________

**Nominees**

01) David M. Brunelle
02) Mary Anne Callahan
03) Nina A. Charnley
04) Mihir A. Desai
05) William H. Hughes III
06) Sylvia Maxfield
07) Nitin J. Mhatre
08) Karyn Polito
09) Eric S. Rosengren

| | | For | Against | Abstain |
|---|---|---|---|---|
| 5. | A non-binding advisory resolution to approve the compensation of Berkshire's named executive officers. | ☐ | ☐ | ☐ |
| 6. | A proposal to ratify, on a non-binding, advisory basis, the appointment of Crowe LLP as the Company's Independent Registered Public Accounting firm for fiscal year 2025. | ☐ | ☐ | ☐ |
| 7. | A proposal to adjourn the annual meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the annual meeting to approve the Berkshire Share Issuance Proposal, the Berkshire Certificate of Incorporation Amendment Proposal or the Berkshire Equity Plan Proposal. | ☐ | ☐ | ☐ |

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |
|---|---|---|---|
| | | | |

V64490-S09231 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice, Joint Proxy Statement/Prospectus and Annual Report on Form 10-K, as amended, are available at www.proxyvote.com. BERKSHIRE HILLS BANCORP, INC. Annual Meeting of Shareholders May 21, 2025 at 10:00 A.M. Eastern time This proxy is solicited by the Board of Directors The undersigned hereby appoints the official proxy committee of Berkshire Hills Bancorp, Inc. (the "Company"), consisting of David M. Brunelle, Nina A. Charnley, Sylvia Maxfield, and Eric S. Rosengren, or any of them, with full powers of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of the Company that the undersigned is entitled to vote only at the Annual Meeting of Shareholders to be held at 10:00 A.M. Eastern time, on May 21, 2025, virtually at www.virtualshareholdermeeting.com/BHLB2025, and at any and all adjournments thereof, with all the powers the undersigned would possess if personally present at such meeting as follows: This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted in accordance with the Board of Directors' recommendations. If any other business is presented at the Annual Meeting, including whether or not to adjourn this meeting, this proxy will be voted by the proxies in their judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting. This proxy also confers discretionary authority on the Proxy Committee of the Board of Directors to vote (1) with respect to the election of any person as director, where the nominees are unable to serve or for good cause will not serve and (2) matters incident to the conduct of the meeting. The undersigned acknowledges receipt from Berkshire Hills Bancorp, Inc. prior to the execution of this proxy of a Notice of the Annual Meeting, Annual Report including audited financial statements and a Joint Proxy Statement/Prospectus dated April 8, 2025. Continued and to be signed on reverse side